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                                                            EXHIBIT NUMBER 10.16

                                 PROMISSORY NOTE

$100,000                                                        WALL, NEW JERSEY
                                                                MAY 1, 2002

      FOR VALUE RECEIVED, the undersigned THOMAS COGAR ("Cogar") hereby unconditionally promises to pay to the order of CENTENNIAL COMMUNICATIONS CORP. ("Centennial") in lawful money of the United States of America and in immediately available funds, the principal amount of One Hundred Thousand Dollars ($100,000) on the earlier to occur of (1) the date that Cogar resigns from employment with Centennial or (2) the date that Cogar has been terminated by Centennial for "Cause" (as defined in the Employment Agreement dated as of March 11, 2002 between Cogar and Centennial). The conditions contained in clauses (1) and (2) above are referred to herein as the Triggering Events. This Promissory Note shall not bear interest.

      This Promissory Note (and the obligations of Cogar hereunder) shall automatically terminate on March 11, 2004 if one of the Triggering Events has not occurred on or prior to March 11, 2004.

      Upon the occurrence of a Triggering Event, the full principal amount of this Promissory Note shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Cogar. Cogar agrees to pay to Centennial any and all reasonable costs and expenses, including reasonable attorneys' fees, expenses and other charges, that Centennial may incur in connection with the exercise or enforcement of any of the rights, powers or remedies of Centennial under this Promissory Note or applicable law. Any such amounts shall be payable on demand. Cogar expressly waives any presentiment, demand, protest, notice of dishonor or any other notice of any kind in connection with this Promissory Note now or hereafter required by applicable law. Cogar hereby agrees that Centennial may setoff any amounts Cogar owes Centennial hereunder against any amounts Centennial may owe Cogar.

      This Promissory Note shall be governed by and construed in accordance with the internal laws of the State of New Jersey. This Promissory Note shall not be assignable by Cogar.

      IN WITNESS WHEREOF, Thomas Cogar has duly executed this Promissory Note as of the date set forth above.

                                                       -----------------
                                                       Thomas Cogar